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                                                                     ANNUITIES
_______________________________________________________________________________

ING SIMPLICITY VARIABLE ANNUITY CUSTOMER DATA FORM

ING USA Annuity and Life Insurance Company (ING USA Annuity & Life) [Service
Office: P.O. Box 9271, Des Moines, IA 50306-9271 Overnight Address: 909 Locust Street, Des Moines, IA 50309-2899; Phone: 800-366-0066]
________________________________________________________________________________
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1. OWNER
Name_________________________________ Trust Date_______________

SSN/TIN______________ DOB____________ Sex  ___Male  __Female

Address (Street/P.O. Box)______________________________________

City_______________________ State__________ ZIP_________

Phone #_________________ Email Address________________
________________________________________________________________________________
________________________________________________________________________________
2. JOINT OWNER (Optional. Available with non-qualified plans only.) Name_________________________________ Trust Date_______________

SSN/TIN______________ DOB____________ Sex  ___Male  __Female

Address (Street/P.O. Box)______________________________________

City_______________________ State__________ ZIP_________

Phone #_________________ Email Address________________
________________________________________________________________________________
________________________________________________________________________________
3. ANNUITANT (If different from Owner.)
Name________________________________________________

SSN______________ DOB____________ Sex  ___Male  __Female

Address (Street/P.O. Box)______________________________________

City_______________________ State__________ ZIP_________
________________________________________________________________________________
________________________________________________________________________________
4. BENEFICIARY (Use the space in section 11 if you need to list more
                Beneficiaries.)
Primary Beneficiary Name___________________________________
Relationship to Owner______________________ Percent_________________
__ Primary __ Contingent Beneficiary Name___________________________ Relationship to Owner________________ Percent_______________________
________________________________________________________________________________
________________________________________________________________________________
5. CONTRACT INFORMATION (Make checks payable to ING USA Annuity & Life.)
Initial Premium Paid: $____________________________________

Estimated amount of Transfer/1035 Exchange: $____________________________

Future Payments: $_______________________________________________________

Frequency: __Monthly __Quarterly __Semi-Annually __Annually
________________________________________________________________________________
________________________________________________________________________________
6. ALLOCATIONS (Enter in whole percentages.)

Initial                                                        DCA 1
(Required)                       Portfolios                  (Optional)
--------------------------------------------------------------------------------

_______% ING MarketStyle Growth Portfolio2                    ______%
_______% ING MarketStyle Moderate Growth Portfolio2           ______%
_______% ING MarketStyle Moderate Portfolio2                  ______%
_______% ING MarketPro Portfolio2                             ______%
_______% ING Liquid Assets Portfolio2                         ______%
 100%    TOTAL                                                   100%

[1 Dollar Cost Averaging (DCA)]
* All transfers are made from the [ING Liquid Assets Portfolio.]
* Monthly transfer amount: $___________________ (Minimum: $100; Maximum: 1/12 of amount allocated to the [ING Liquid Assets Portfolio].)

[2 The available share class of this portfolio or its underlying portfolios is subject to distribution and/or service (12b-1) fees.]
________________________________________________________________________________
________________________________________________________________________________
7. PLAN TYPE FOR NEW CONTRACT (Qualified or Non-Qualified. Select one.)

NON-QUALIFIED: __ Non-Qualified: __ Non-qualified
               __ Non-qualified Transfer/1035 Exchange ("Like to Like" transfer)
________________________________________________________________________________

QUALIFIED:     __ IRA __ IRA Transfer __ IRA Rollover from Qualified Plan
               __ SEP-IRA  __TSA/403(b) __Qualified Other ____________

If this is an IRA contribution, please indicate the amount and tax year. ______________________

__ Roth IRA. If this is a transfer, provide the original
   conversion/establishment date and amount:
   _______________________________________________________________

__ Simple IRA. If this is a transfer, provide the original
   establishment date and amount:
   _______________________________________________________________

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8. IMPORTANT NOTICE REGARDING REPLACEMENT
Do you currently have any existing annuity or life insurance policies or coverage?
__Yes (Proceed below.) __No (Proceed to section 9.)

This purchase may involve discontinuing or changing an existing policy or contract. If so, a replacement is occurring. Financed purchases are also considered replacements.

A replacement occurs when a new policy or contract is purchased and in connection with the sale you discontinue making premium payments on the existing policy or contract or an existing policy or contract is surrendered, forfeited, assigned to the replacing insurer or otherwise terminated or used in a financed purchase.

A financed purchase occurs when the purchase of a new life insurance policy or an annuity contract involves the use of funds obtained by the withdrawal or surrender of or by borrowing some or all of the policy values including accumulated dividends of an existing policy to pay all or part of any premium or payment due on the new policy. A financed purchase is a replacement.

You should carefully consider whether a replacement is in your best interest. You will pay acquisition costs and there may be surrender costs deducted from your policy or contract. You may be able to make changes to your existing policy or contract to meet your insurance needs at less cost. A financed purchase will reduce the value of your existing policy and may reduce the amount paid upon the death of the insured.

We want you to understand the effects of replacements before you make your purchase decision and ask that you answer the following questions.

1. Are you considering discontinuing making premium payments, surrendering, forfeiting, assigning to the insurer, or otherwise terminating an existing policy or contract?
__ Yes __ No

2. Are you considering using funds from existing policies or contracts to pay premiums due on this new policy or contract?
__ Yes __ No

If you answered "Yes" to either of the above questions, please complete and return with this form a copy of the appropriate state replacement form(s), if applicable.

I do not want this notice read aloud to me. _____________ (Owner/Applicants must initial here ONLY if they do not want the above notice read aloud.)
________________________________________________________________________________
________________________________________________________________________________
9. TELEPHONE REALLOCATION AUTHORIZATION
I authorize ING USA Annuity & Life (the Company) to act upon reallocation instructions, given by electronic means or voice command from the agent named in section 13 and/or the following individuals listed below upon furnishing their Social Security Number or alternative identification number.
To authorize the agent, the Owner must initial: _________________

Provide the name and Social Security Number of other authorized individuals below 1:

Name_____________________________ SSN_______________________

Name_____________________________ SSN_______________________

Neither the Company nor any person authorized by the Company will be responsible for any claim, loss, liability or expense if the company or authorized person acts in good faith in reliance upon this authorization in connection with oral/electronic instructions. The Company will continue to act upon this authorization until such time as the person indicated above is no longer affiliated with the broker/ dealer under which my contract was purchased or until such time as I notify the Company in writing of a change in instructions. The Company may discontinue or limit this privilege at any time.

1 If the authorized person's SSN is not provided, the individual will not be authorized.
________________________________________________________________________________
________________________________________________________________________________
10. STATE REQUIRED NOTICES
Below are notices that apply only in certain states. Please read the following carefully to see if any apply in your state.

Arizona: On receiving your written request, we will provide you with information regarding the benefits and provisions of the annuity contract for which you have applied. If you are not satisfied, you may cancel your contract by returning it within 20 days after the date you receive it. Any premium paid for the returned contract will be refunded without interest.

California Reg. 789.8: The sale or liquidation of any asset in order to buy insurance, either life insurance or an annuity contract, may have tax consequences. Terminating any life insurance policy or annuity contract may have early withdrawal penalties or other costs or penalties, as well as tax consequences. You may wish to consult independent legal or financial advice before the sale or liquidation of any asset and before the purchase of any life insurance or annuity contract.

Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

Florida: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing false, incomplete, or misleading information is guilty of a felony of the third degree.

Kentucky: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Virginia: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law.

Arkansas, Washington D.C., Hawaii, Louisiana, Maine, New Mexico, Oklahoma, and
Tennessee: Any person who knowingly and with intent to injure, defraud or deceive any insurance company, submits an application for insurance containing any materially false, incomplete, or misleading information, or conceals for the purpose of misleading, any material fact, is guilty of insurance fraud, which is a crime and in certain states, a felony. Penalties may include imprisonment, fine, denial of benefits, or civil damages.

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11. SPECIAL REMARKS
NOTE: If you are interested in an optional automatic program, please complete the appropriate "Request for Financial Services" form. If you use a separate sheet to list additional beneficiaries, it must be signed by Owner and dated.





________________________________________________________________________________
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12. SIGNATURES AND ACKNOWLEDGEMENTS
Please read carefully and sign below.
By signing below, I acknowledge receipt of a current Prospectus for the variable annuity. I agree that, to the best of my knowledge and belief, all statements and answers in this form are complete and true and may be relied upon in determining whether to issue the applied for variable annuity. Only the owner and ING USA Annuity and Life Insurance Company have the authority to modify this form.

Variable Annuities and the underlying series shares or securities which fund them are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are also subject to market fluctuation, investment risk and possible loss of principal invested. I understand that when based on the investment experience of the Separate Account Subaccount, the variable annuity cash surrender values may increase or decrease on any day and that no minimum value is guaranteed. The variable annuity applied for is in accord with my anticipated financial objectives.

My signature certifies, under penalty of perjury, that the taxpayer identification number provided is correct. Unless and until you are otherwise notified, I am not subject to backup withholding because: I am exempt; or I have not been notified that I am subject to backup withholdings resulting from failure to report all interest dividends; or I have been notified that I am no longer subject to backup withholding. (Strike out the preceding sentence if subject to backup withholding.) The IRS does not require my consent to any provision of this document other than the certifications required to avoid backup withholding.

Owner Signature__________________________________
Signed at1 (City, State)_____________________ Date__________________
Joint Owner Signature (if applicable)_______________________
Signed at1 (City, State) Date_______________________________
Annuitant Signature (if other than Owner)___________________
Signed at1 (City, State)_____________________ Date__________________

1 If this Customer Data Form is being signed in a state other than the Owner's resident state, please indicate the reason in the Special Remarks section. If you have any questions on what is an acceptable reason, please refer to the Nexis Information Worksheet.
________________________________________________________________________________
________________________________________________________________________________
13. AGENT INFORMATION
Do you have reason to believe that the contract applied for will replace any existing annuity or life insurance coverage?

__Yes __No (If "Yes", complete and attach a copy of any state replacement forms that apply.)
________________________________________________________________________________
If your state has adopted the NAIC Model Replacement Regulation, did you remember to do the following?
__ Provide any required replacement notice to the client and offer to read it aloud? (Note: If either of the questions in Replacement Section 8 is answered "Yes", you must provide a replacement notice.)
__ Complete the replacement notice for your state if another insurance contract is being replaced?
__ Complete any required state specific paperwork?

By signing below you certify: 1) any sales material was shown to the applicant and a copy was left with the applicant, 2) you used only insurer-approved sales material, 3) you have not made statements that differ from the sales material, and 4) no promises were made about the future value of any contract elements that are not guaranteed.
________________________________________________________________________________
Compensation Alternative (Choose one. If no choice is made, Option A will be the default. Please verify [ which options are available.):

__Option A - No Trail __Option B - Trail ]
________________________________________________________________________________
Please note: Compensation will be split equally if no percentages are indicated. Partial percentages will be rounded up. Agent #1 will be given the highest percentage in the case of unequal percentages. Agent #1 will receive all correspondence regarding the contract.
________________________________________________________________________________
AGENT #1

Name (print)____________ Percent________________ %

Signature____________________________________________________

SSN_____________________   Agent Phone #_____________________

FL License #/ Broker Code________________ Broker/Dealer Branch___________
___________________________________________________________
________________________________________________________________________________
AGENT #2

Name (print)____________ Percent________________ %

SSN__________ FL License # (FL agents only)________________
___________________________________________________________
________________________________________________________________________________
AGENT #3

Name (print)____________ Percent________________ %

SSN__________ FL License # (FL agents only)________________
________________________________________________________________________________
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